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                                                                 Exhibit 10.9.3

                                   PROMISSORY NOTE

$350,000.00                                                 Pine Bluff, Arkansas
                                                                          , 1997

    For Value Received, the undersigned promise to pay to the order of Simmons First National Bank, 501 Main Street, Pine Bluff, Arkansas, 71601, or at such other address as the holder hereof may from time to time designate, the sum of $350,000.00 bearing interest at the rate of ten percent (10%) per annum, to be payable in one hundred twenty (120) monthly installments of principal plus accrued interest beginning on July 1, 1997, the first one hundred nineteen (119) of which shall be in the amount of $4,625.28 each, with the outstanding principal balance plus accrued interest becoming due with the 120th and final installment. All installments shall be applied first against accrued interest through the date of payment and the balance of such installment shall be applied to reduce the outstanding principal balance hereunder.

    If any payment due hereunder is received ten (10) or more days after the due date of such payment, the undersigned agrees to pay a late fee equal to the lesser of $25.00 or 10% of the late payment. The maker herein, at his option, may prepay the whole or any part of this note and on the part so paid the running of interest shall stop at the date of such payment.

    This note is secured by a Mortgage on certain real property in Jefferson County, Arkansas, as more particularly described therein and a security agreement on certain personal property, both of even date herewith, is guaranteed by Genzyme Transgenics Corporation and TSI Corporation and is subject to the terms of a Loan Agreement of even date herewith. If there shall be a default in the payment of the indebtedness as aforesaid, or a default in the provisions of the Mortgage or Security Agreement securing this note, the entire unpaid indebtedness then due hereunder shall, at the option of the holder of this note, become immediately due and payable without notice.

    This note shall be governed by the terms of Article 3 of the Uniform Commercial Code in effect in the State of Arkansas (A.C.A. Section 4-3-1 et seq.), regardless of whether this instrument constitutes a negotiable instrument thereunder.

    The maker and endorser, if any, of this note hereby severally waive presentment for payment, notice of nonpayment and protest and consent that the time for payment of the above indebtedness or of any installment thereof may be extended without notice and further, agree to pay a reasonable attorney's fee if this note is placed in the hands of an attorney for collection.


                             TSI REDFIELD LABORATORIES, INC.


                             By  /s/ John B. Green
                                 -------------------------------
                                     John B. Green, Treasurer